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                                                                    EXHIBIT 10.1

                                 EVERCOM, INC.
                              8201 Tristar Drive
                              Irving, Texas 75063

Main:  972/988-3737                                           Fax:  972/988-3774
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April 7, 2000



Mr. Terry Matlack
8700 Monrivia
Suite 205
Lenexa, Kansas 66215

Dear Terry:

Evercom, Inc. ("Evercom") is pleased to offer you the position of interim Chief
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Executive Officer for Evercom, beginning April 4, 2000.

1.   Term.  It is anticipated that the Term of your employment will last between
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     3 and 12 months, depending on the length of time required for the Board to hire a full-time CEO. During this period, this position will be your primary employment activity (initially, full-time, reducing if possible to 65-75% of time in later months). Evercom acknowledges that you will continue providing services to Greenstreet Capital, Inc. and its affiliates and that you will continue investigating and pursuing other business activities, and that you may do so as long as those services and activities do not materially adversely affect your services to Evercom.

     Evercom understands that the services and activities described in the previous sentence may involve other telecommunications businesses (which will not be competitive with Evercom's services in the telecommunications business) and you will be free to pursue these opportunities.

2.   Relocation.  You will not be required to relocate to Dallas.  However, it
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     is anticipated that you will initially spend three to five days per week in
     Dallas at the Evercom office or traveling in connection with Evercom-related business.

3.   Compensation.  Compensation for this position will consist of salary, bonus
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     and stock options.

     (a) Salary.  The base salary is $210,000 per year.
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Mr. Terry Matlack
April 7, 2000
Page 2


     (b)  Bonus.  You will be entitled to a Bonus of $50,000, payable on the
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          hiring of a new, full-time Chief Executive Officer, during or within
          30 days after the end of your employment. You will also be entitled to a severance payment equal to 3 months' of base salary, payable in monthly installments, beginning on the termination of your employment with Evercom. In addition, you will be entitled to Performance Bonuses, if you are still employed as Chief Executive Officer of the Company for at least 6 months after the date of this agreement, as follows:

          (i)   $100,000, if the Revenues set forth on Exhibit A to this
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                Agreement are met for the 12 month-period ended December 31,
                2000; and

          (ii)  $200,000, if the EBITDA of the Company set forth on Exhibit A to
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                this Agreement is met for the 12 month-period ended December 31,
                2000; and

          (iii) $100,000, at the sole discretion of the Board for the 12 month-period ended December 31, 2000.

          In the event of an extraordinary transaction, Exhibit A may be revised
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          by the Board of Directors if such transaction is consummated during the Term and your Performance Bonuses with regard to Revenues and EBITDA will then be measured by reference to the revised Exhibit A,
                                                                   ---------
          and not the attached Exhibit A. The revised Exhibit A shall show the
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          Revenues and EBITDA in the revised budget or projections approved by the Board in connection with such transaction.

     (c)  Options.  You will receive options to acquire up to 500 shares of
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          Evercom stock, at $2,000 per share, with vesting to occur as follows:

          200 at April 4, 2000
          100 at the end of 6 months thereafter
          100 at the end of 9 months thereafter
          100 at the end of 12 months thereafter
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          500 total

          Your options are not being issued pursuant to the Company's stock option plan. Your vested options may be exercised up to five years from April 4, 2000. All of your options will become automatically vested upon the sale of substantially all of the Company's assets or the merger of the Company into an acquiring entity which is not controlled by the Company's current shareholders.
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Mr. Terry Matlack
April 7, 2000
Page 3


4.   Greenstreet.  Upon the signing of this Agreement, the Company will pay
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     Greenstreet Capital, Inc. $50,000, in order to compensate Greenstreet in connection with your services to Evercom.

I am pleased about you joining the Evercom team and know that you will contribute to the success of the Company. Please sign below to indicate your acceptance of this offer.

Sincerely,

EVERCOM, INC.


/s/ DONALD B. VAELLO
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Name: DONALD B. VAELLO
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Title: Chief Operating Officer
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ACCEPTED AND AGREED:


/s/ TERRY MATLACK
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TERRY MATLACK
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                                   Exhibit A

                                      to

                    Agreement, dated April 4, 2000, between

                        Evercom, Inc. and Terry Matlack
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     The Company's budget for the 12 month period ended December 31, 2000, is proposed to be adopted at its next Board of Director's meeting.  The year 2000 budgeted Revenues and EBITDA will be attached as Exhibit A upon approval by the

Board of Directors.